                                                                    Exhibit 12.1

Wellman, Inc.
Computation of Earnings to Fixed Charges

                                        Three Months Ended
                                             March 31,                            Year Ended December 31,
                                       -------------------     -----------------------------------------------------------
                                         1998       1997         1997        1996         1995          1994         1993
                                       -------------------     -----------------------------------------------------------
Consolidated pretax income
  from continuing operations            $20,501    $15,311     $51,190     $54,149      $115,711      $108,000      $73,021

Fixed charges                             7,673      6,047      26,374      23,607        19,215        22,295       25,081

Amortization of capitalized
   interest                                 290        401       1,468       1,305           939           624          353
Less interest capitalized
  during the period                       4,407      1,345       9,820       4,755         3,125         2,920        2,375
                                     ---------------------     ------------------------------------------------------------
    Earnings                            $24,057    $20,414     $69,212     $74,306      $132,740      $127,999      $96,080
                                     =====================     ============================================================

Interest                                $ 2,702    $ 4,287     $14,562     $16,910       $14,229       $15,741      $17,366

Interest capitalized during
  the period                              4,407      1,345       9,820       4,755         3,125         2,920        2,375
Amortization of debt expense                 22         46         185         185           185         1,735        3,514

Interest portion of rental
  expense                                   542        369       1,807       1,757         1,676         1,899        1,826
                                     ---------------------     ------------------------------------------------------------
    Fixed Charges                       $ 7,673    $ 6,047     $26,374     $23,607      $ 19,215      $ 22,295      $25,081
                                     =====================     ============================================================
    Ratio of Earnings to
      Fixed Charges                         3.1        3.4         2.6         3.1           6.9           5.7          3.8
                                     =====================     ============================================================
